UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York		14221
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On July 31, 2020, National Fuel Gas Company (the “Company”) issued a press release regarding the closing of the transaction described in Item 8.01 below. A copy of the press release is furnished as part of this Current Report as Exhibit 99.

Neither the furnishing of the presentation as an exhibit to this Current Report nor the inclusion in such presentation of any reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission.

Item 8.01	Other Events.

As previously disclosed, on May 4, 2020, the Company and certain of its wholly-owned subsidiaries (collectively, the “Purchasers”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SWEPI, LP (the “Seller”), pursuant to which, among other things, the Purchasers agreed to acquire all of the Seller’s right, title and interest in certain upstream and midstream assets located principally in Pennsylvania (the “SWEPI Assets”) in exchange for a purchase price of $541 million, subject to customary adjustments, including to account for revenues and expenses incurred from and after January 1, 2020 (the “Effective Date”).

On July 31, 2020 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Purchase Agreement, the Purchasers acquired from the Seller, effective as of the Effective Date, all of the Seller’s right, title and interest in the SWEPI Assets pursuant to the Purchase Agreement. Including the deposit paid by the Purchasers upon entry into the Purchase Agreement, the Purchasers paid to the Seller approximately $504 million (the “Closing Price”), which represents the unadjusted purchase price of $541 million less preliminary adjustments of approximately $37 million. The Purchasers paid the Closing Price entirely in cash. The Closing Price is subject to a final accounting and cash adjustment for the period between the Effective Date and the Closing Date. Pursuant to the terms of the Purchase Agreement, the Purchasers and Seller will use reasonable efforts to accomplish the final accounting and cash adjustment no later than 120 days after the Closing Date.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99	Press Release, dated July 31, 2020, issued by National Fuel Gas Company

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ Sarah J. Mugel
Sarah J. Mugel
General Counsel and Secretary

Dated: July 31, 2020